As filed with the Securities and Exchange Commission on August 31, 2018

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of Incorporation or organization)	39-0667110 (I.R.S. Employer Identification No.)

1328 Racine Street

Racine, Wisconsin 53403

(262) 638-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey S. Knutson

Chief Financial Officer

1328 Racine Street

Racine, Wisconsin 53403

(262) 638-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth A. Hoogstra, Esq.

von Briesen & Roper, s.c.

411 East Wisconsin Avenue, Suite 1000

Milwaukee, Wisconsin 53202

(414) 276-1122

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Name of Each Class of Securities To Be Registered (1)(2)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Unit (1)(3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, no par value
Preferred Stock, no par value
Equity warrants
Total	$100,000,000		$100,000,000	$12,450

(1)

An indeterminate number of each identified class of securities is being registered that may be offered from time to time at unspecified prices in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange, which shall have an aggregate offering price not to exceed $100,000,000.

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued as a result of stock splits, stock dividends or similar transactions.

(3)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended, or the Securities Act.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 31, 2018

PROSPECTUS

Twin Disc, Incorporated

$100,000,000

Common Stock

Preferred Stock

Equity Warrants

We may offer and sell up to $100,000,000 in the aggregate of the securities identified from time to time in one or more offerings. This prospectus provides a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

We may offer and sell these securities directly to our shareholders or to purchasers, or through one or more underwriters, dealers or agents, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the Nasdaq Capital Market under the symbol “TWIN.” On August 30, 2018, the closing price of our common stock was $24.97 per share.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus and any accompanying prospectus supplement from our filings with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus and in any similar section contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2018

Table of Contents

ABOUT THIS PROSPECTUS	3
ABOUT TWIN DISC, INCORPORATED	3
RISK FACTORS	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	5
PLAN OF DISTRIBUTION	5
DESCRIPTION OF COMMON STOCK	6
DESCRIPTION OF PREFERRED STOCK	9
DESCRIPTION OF WARRANTS	10
LEGAL MATTERS	11
EXPERTS	12
WHERE YOU CAN FIND MORE INFORMATION	12
INCORPORATION OF DOCUMENTS BY REFERENCE	13

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.      We have not authorized any other person to provide you with different information. You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

References in this prospectus to the “Company,” “we,” “our” and “us” refer to Twin Disc, Incorporated, a Wisconsin corporation, and its consolidated subsidiaries. Our principal executive offices are located at 1328 Racine Street, Racine, Wisconsin 53403, and our telephone number is (262) 638-4000.

ABOUT TWIN DISC, INCORPORATED

Founded in 1918, Twin Disc is a global leader in power transmission technology and equipment for marine- and land-based applications. Our products include marine transmissions, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems. We sell our products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets. Our worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network. We operate in 11 countries, and we have approximately 700 employees worldwide.

On July 2, 2018, we acquired Veth Propulsion Holding, B.V. and its wholly owned subsidiaries (“Veth Propulsion”). Veth Propulsion engineers and manufactures azimuth rudder propellers, thrusters and marine electronics, and is a supplier and servicer of diesel engines and generator sets. Since 1951, its quality equipment has been widely respected by shipyards and naval architects worldwide. Veth Propulsion primarily sells direct to the shipbuilder through a direct sales force that focuses on custom solutions and applications.

More information about us is available through our website at http://www.twindisc.com. The information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements. There can be no assurance that we will actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.” These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus and any prospectus supplement. You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements we make.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratio of earnings to fixed charges plus preferred stock dividends is shown in the table below. No shares of our preferred stock were outstanding during any of the periods reflected in the table below, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred stock dividends for these periods are the same as the ratios of earnings to fixed charges.

For the fiscal years ended June 30,
2018	2017	2016	2015	2014
21.6	nm*	nm*	15.0	6.2

* The ratio of earnings to fixed charges was less than one-to-one for the fiscal years ended June 30, 2017 and 2016 by $9,794,000 and $25,442,000 of earnings, respectively.

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before income tax and noncontrolling interest plus fixed charges less noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges include interest expense, including the amortization of debt issuance costs, and the estimated interest component of rent expense.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe the method of distribution of the securities offered pursuant to the prospectus supplement.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

●	to or through one or more underwriters or dealers;

●	directly to purchasers, including our affiliates;

●	through agents;

●

through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may engage in “at the market” offerings of our common stock. An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

Each time we offer and sell securities covered by this prospectus, we will make available a prospectus supplement or supplements that will describe the method of distribution and will set forth the terms of the offering, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF COMMON STOCK

This summary highlights selected information about our capital stock and may not contain all of the information that is important to you. It is subject in all respects to applicable Wisconsin law and to the provisions of our Amended and Restated Articles of Incorporation (our Articles), and our Restated Bylaws (our Bylaws), copies of which have been filed with the SEC, to which you should refer for more complete information. See “Where You Can Find More Information” and “Incorporation by Reference.” Under our Articles, we have the authority to issue up to 30,200,000 shares of capital stock, consisting of 30,000,000 shares of common stock, no par value, and 200,000 shares of preferred stock, no par value. We currently have 11,534,978 shares of common stock that are issued and outstanding, plus 1,576,195 shares of common stock that are currently held in treasury. We encourage you to read our Articles and Bylaws because they, and not this summary, define the rights of holders of our common stock.

●

Voting Rights. Holders of common stock are entitled to one vote per share on any issue submitted to a vote of the shareholders and do not have cumulative voting rights. Directors are elected by a plurality of votes cast by the shares entitled to vote at a meeting of shareholders called for that purpose (i.e., the individuals with the largest number of votes cast in favor of their election will be elected as directors, up to the maximum number of directors to be chosen in the election). In the event two or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote.

●

Dividend and Liquidation Rights. All shares of common stock are entitled to share equally in dividends as the Board of Directors of the Company may, in its discretion, declare. Upon dissolution, liquidation or winding up of the Company, holders of common stock are entitled to receive on a ratable basis, after payment or provision for payment of all debts and liabilities of the Company and any preferential amount due with respect to outstanding shares of preferred stock, all assets of the Company available for distribution, in cash or in kind.

●	Preemptive and Other Rights. Holders of shares of common stock do not have preemptive or other subscription rights, conversion or redemption rights, or any rights to share in any sinking fund.

●

Liability to Further Calls or Assessments. All currently outstanding shares of common stock are fully paid and nonassessable. Under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes (the “WBCL”), when Twin Disc receives the consideration for which the Board of Directors authorized the issuance of the shares of common stock, the shares issued for that consideration are fully paid and nonassessable.

●

Possible Anti-Takeover Effects of our Articles and Bylaws. Our Articles and Bylaws contain provisions that could make it more difficult to acquire Twin Disc by means of a tender offer, proxy contest or otherwise. The description set forth below is intended as a summary only. For complete information we encourage you to read our amended and restated articles of incorporation and bylaws. See “Where You Can Find More Information” and “Incorporation by Reference.”

○

Board of Directors. Our Bylaws provide that our Board of Directors will consist of between seven and nine directors, with the exact number to be fixed from time to time solely by resolution of the Board of Directors. Our Bylaws also provide that the Board of Directors shall be divided into three classes of roughly equal size. Directors serve for three years, with terms that expire at the Annual Meeting of Shareholders three years after the date of his or her election. Currently, there are seven directors on our Board of Directors, six of whom are independent directors. The Bylaws provide that any vacancies on the Board of Directors may be filled until the next succeeding election of directors by the affirmative vote of a majority of the remaining directors. A vacancy resulting from an increase in the number of directors also may be filled by action of the Board of Directors.

○

Advance Notice Requirement for Shareholder Proposals and Director Nominations. Our Bylaws require advance notice with regard to business proposed to be submitted by a shareholder at any annual or special meeting of our shareholders, including the nomination of candidates for election as directors. Notice of proposed shareholder business must be timely given in writing to our corporate secretary prior to the meeting. To be timely, notice must be received at our principal executive offices within the time frames specified in our Bylaws. The notice must also contain certain information specified in our Bylaws, including, with respect to a director nomination, the written consent of the nominee to serve as a director if elected.

○	Required Vote for Certain Actions. With certain exceptions, our Articles provide that the affirmative vote or consent of 80% of all classes of our outstanding stock is required:

■	for the adoption of any agreement for the merger or consolidation of Twin Disc with or into any other corporation, or

■

to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of any substantial part of the assets of Twin Disc or any subsidiary of Twin Disc to any other corporation, or

■	to authorize the issuance or transfer by Twin Disc of securities of Twin Disc in exchange for the securities or assets of any other corporation.

The above voting requirements do not apply (1) to transactions approved by a resolution of the Board of Directors, provided that the majority of the members of the Board of Directors voting for approval of the transaction were elected before the time that any other corporation involved in the transaction became a 10% shareholder of Twin Disc, or (2) if the Board of Directors has entered into a memorandum of understanding with any other corporation involved in the transaction before the other corporation become a 10% shareholder of Twin Disc.

○

Amendment of Bylaws. Shareholders have the right to amend, repeal or alter the Bylaws at any regular or special meeting of the shareholders with the affirmative vote of not less than two-thirds of the shares entitled to vote on the matter if notice of the proposed action was specified in the notice of the meeting. The Board of Directors may also amend the Bylaws by the affirmative vote of not less than two-thirds of the full board of directors of the Company.

●

Certain Statutory Provisions. The WBCL contains certain provisions that may be important when considering the rights of holders of our capital stock. The description set forth below is intended as a summary only. For complete information we encourage you to review the applicable provisions of the WBCL.

○

Control Share Voting Restrictions. Under Section 180.1150 of the WBCL, unless the board of directors otherwise specifies, the voting power of shares of a “resident domestic corporation,” such as us, which are held by any person holding in excess of 20% of the voting power of our stock will be limited to 10% of the full voting power of the shares. This statutory voting restriction does not apply to shares acquired directly from us, acquired in a transaction incident to which our shareholders vote to restore the full voting power of the shares and under other circumstances more fully described in Section 180.1150.

○

Business Combination Statute. Sections 180.1141 through 180.1144 of the WBCL provide that a “resident domestic corporation,” such as us, may not engage in a “business combination” with a person beneficially owning 10% or more of the voting power of our outstanding stock (an “interested shareholder”) for three years after the date the interested shareholder acquired his 10% or greater interest, unless the business combination or the acquisition of the 10% or greater interest was approved before the stock acquisition date by our Board of Directors. After the three-year period, a business combination that was not so approved can be completed only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders.

○

Fair Price Statute. Sections 180.1130 through 180.1132 of the WBCL provide that a “resident domestic corporation,” such as us, may not engage in a “business combination” with a person beneficially owning 10% or more of the voting power of our outstanding stock (a “significant shareholder”) unless the business combination either satisfies certain fair price criteria or the business combination is approved by at least 80% of the voting power of our stock and at least two-thirds of the voting power of our stock not beneficially owned by the significant shareholder.

○

Defensive Action Restrictions. Section 180.1134 of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote on the proposal is required before the corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following: (1) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares, or (2) sell or option assets of the corporation which amount to 10% or more of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

○

Constituency or Stakeholder Provision. Under Section 180.0827 of the WBCL, in discharging his or her duties to Twin Disc and in determining what he or she believes to be in the best interests of Twin Disc, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent.

DESCRIPTION OF PREFERRED STOCK

The Company is authorized to issue 200,000 shares of preferred stock, none of which have been issued. Pursuant to our Articles, the Board of Directors, from time to time, may authorize the issuance of shares of Preferred Stock in one or more series. Each such series may differ from every other series in any or all of the following, but not in other respects:

●	The rate of dividend which the preferred stock of any such series shall be entitled to receive;

●	The price at and the terms and conditions upon which such shares may be redeemed;

●	The amount payable upon such shares in the event of voluntary or involuntary liquidation;

●	Sinking fund provisions for the redemption or purchase of such shares; and

●	Terms and conditions upon which such shares may be converted into shares of common stock, if the shares of any series are issued with the privilege of conversion.

Holders of preferred stock of the Company shall be entitled to one vote for each share held on all questions on which shareholders of the Corporation are entitled to vote.

No shareholder authorization is required for the issuance of shares of preferred stock unless imposed by then-applicable law. Shares of preferred stock may be issued for any general corporate purposes, including acquisitions.

In our Articles, we have designated 150,000 shares of the preferred stock as Series A Junior Preferred Stock, none of which have been issued by the Company. Each full share of Series A Junior Preferred Stock, if issued, will have the same voting power as one share of the Company’s common stock. Holders of Series A Junior Preferred Stock and the holders of the Company’s common stock generally vote as a single class. However, if the Company is in arrears in an amount equal to six quarterly dividends, holders of preferred stock, voting as a class and irrespective of series, will have the right to elect two directors to the Company’s Board of Directors under procedures described in the Articles.

Under our Articles, and after taking into account the two 2-for-1 stock splits of our common stock since our Articles were last restated:

●

Each share of Series A Junior Preferred Stock, if issued, will entitle holders to quarterly dividend payments of $5.00, or an amount equal to 400 times the dividend paid on one share of our common stock, whichever is greater.

●

Each share of Series A Junior Preferred Stock, if issued, will entitle holders upon liquidation to receive a liquidation preference of $100 plus an amount equal to accrued and unpaid dividends and distributions thereon, plus liquidation amounts equal to the amounts received on each share of our common stock after payment of a $25 liquidation amount with respect to each share of our common stock.

●

If shares of our common stock are exchanged via merger, consolidation, or a similar transaction, each share of Series A Junior Preferred Stock, if issued, will entitle holders to a per share payment equal to the payment made on four hundred shares of our common stock.

●

We have the right to redeem shares of Series A Junior Preferred Stock, in whole or in part, at a redemption price equal to four hundred times the current per share market price of our common stock on the date of the mailing of the notice of redemption.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock or preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements to be entered into between the Company, and a warrant agent that we would name in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:

●	the title of the warrants;

●	the offering price and aggregate number of warrants to be offered;

●	the exercise price of the warrants;

●	the number of shares of common stock or preferred stock that can be purchased upon the exercise of an individual warrant;

●	the dates or periods during which the warrants are exercisable;

●	if applicable, the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

●	any other specific terms of the warrants.

Before exercising their warrants, warrantholders will not have any of the rights of holders of the underlying common stock or of the preferred stock, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrants, see “Where You Can Find Additional Information” below. We urge you to read the applicable warrant and any applicable prospectus supplement in their entirety.

LEGAL MATTERS

The validity of the common stock, preferred stock and warrants offered under this prospectus will be passed on for us by von Briesen & Roper, s.c., Milwaukee, Wisconsin. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name the counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Twin Disc, Incorporated as of June 30, 2018 and the effectiveness of internal control over financial reporting as of June 30, 2018 incorporated in this prospectus by reference from the Twin Disc, Incorporated Annual Report on Form 10-K for the year ended June 30, 2018 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus and the registration statement of which this prospectus is a part in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Veth Propulsion Holding B.V. as of December 31, 2017 incorporated in this prospectus by reference from the Twin Disc, Incorporated Current Report on Form 8-K/A filed on August 29, 2018 have been audited by RSM US LLP, an independent auditor, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and the registration statement of which this prospectus is a part in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The financial statements as of June 30, 2017 and for each of the two years in the period ended June 30, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information from the Public Reference Room of the SEC, 100 F. Street, N.E., Room 1580, Washington D.C. 20549, at prescribed rates. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. Unless incorporated by reference as provided under the “Incorporation of Documents by Reference” below, the information maintained on the SEC website is not intended to be incorporated by reference in this prospectus, and you should not consider that information a part of this prospectus.

Information about us is also available at our website at www.twindisc.com. However, the information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus and is not incorporated by reference into this prospectus.

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits, and schedules.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we may disclose important information to you by referring to another document filed separately with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as well as any filings after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed.” The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information.

We incorporate by reference the following Twin Disc, Incorporated SEC filings (File No. 001-7635):

●	our Annual Report on Form 10-K for the year ended June 30, 2018, filed on August 27, 2018 (as amended on August 31, 2018);

●	our current reports on Form 8-K filed on July 2, 2018, July 3, 2018 (as amended on August 29, 2018), August 6, 2018 and August 28, 2018; and

●

the description of our common stock contained in our registration statement on Form 8-A, filed on October 15, 2004, including any amendments or reports filed for the purpose of updating the description.

In addition, we expressly incorporate by reference the unaudited pro forma condensed combined financial statements of Twin Disc, Incorporated and Veth Propulsion Holding B.V. for the year ended June 30, 2018, which were furnished as Exhibit 99.3 to our current report on Form 8-K/A filed August 29, 2018.

These documents can also be accessed on our website at www.twindisc.com. Except as otherwise specifically incorporated by reference in this prospectus, the information on, or accessible through, our website is not a part of this prospectus.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporate by reference into this prospectus, but not delivered with this prospectus. We will provide such copies at no cost, upon written or oral request, by writing or calling us at:

Twin Disc, Incorporated

Attention: Secretary

1328 Racine Street

Racine, Wisconsin 53403

(262) 638-4000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Twin Disc, Incorporated in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC registration fee	$12,450
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Trust fees and expenses	*
Miscellaneous expenses	*

Total	$12,450

* These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances.

ITEM 15. Indemnification of Directors and Officers.

Certain provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes (“WBCL”), provide that we will indemnify our directors and officers, as well as the directors and officers of each of our subsidiary companies, against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the WBCL. Our Bylaws also provide that we will indemnify, to the extent permitted by the WBCL, any person serving as, or having served as, a director or officer of the company, as well as any person serving or having served another business entity (including any of our benefit plans) upon written request of us pursuant to a resolution of its Board of Directors.

Under Section 180.0851(1) of the WBCL, we are required to indemnify a director or officer to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the company. In all other cases, Section 180.0851(2) of the WBCL requires us to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the company, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to us and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

It is the public policy of the State of Wisconsin, expressed in Section 180.0859 of the WBCL, to require or permit indemnification and allowance of expenses for any liability incurred in connection with a proceeding involving federal or state statutory or administrative regulation of the offer, sale or purchase of securities, provided the applicable requirements for indemnification and allowance of expenses are satisfied.

We have purchased liability insurance policies that indemnify our directors and officers against loss arising from claims by reason of their legal liability for acts of such directors or officers, subject to limitations and conditions as set forth in the policies.

ITEM 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement
4.1	Restated Articles of Incorporation of Twin Disc, Incorporated (Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K dated December 6, 2007), File No. 001-07635
4.2	Restated Bylaws of Twin Disc, Incorporated, as amended through December 13, 2013 (Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K dated December 17, 2013) File No. 001-07635
4.3	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4(a) of the Company’s Form 8-A dated October 15, 2004), File No. 001-07635
4.4*	Form of Preferred Stock Certificate
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant
5.1**	Opinion of von Briesen & Roper, s.c.
12.1**	Computation of Ratio of Earnings to Fixed Charges
23.1**	Consent of RSM US LLP
23.2**	Consent of RSM US LLP
23.3**	Consent of PricewaterhouseCoopers, LLP
23.4**	Consent of von Briesen & Roper, s.c. (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page to this registration statement)

*	To be filed by amendment to the registration statement or as an exhibit to a current report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.
**	Filed herewith.

ITEM 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or form F-3 and the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of or included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)

The undersigned registrant hereby undertakes that (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 420A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)

If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(g)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settle by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(h)

In the event that rights or warrants are offered to existing security holders and any securities not taken by the security holders are to be offered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on August 31, 2018.

TWIN DISC, INCORPORATED
(Registrant)

/s/ John H. Batten
John H. Batten
President, Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Twin Disc, Incorporated hereby constitutes and appoints each John H. Batten and Jeffrey S. Knutson as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and cause the same to be filed with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	POSITION	DATE
/s/ John H. Batten	President, Chief Executive Officer (Principal Executive Officer) and Director	August 31, 2018
John H. Batten
/s/ Jeffrey S. Knutson	Vice President – Finance, Chief Financial Officer (Principal financial officer), Treasurer and Secretary	August 31, 2018
Jeffrey S. Knutson
/s/ Debbie A. Lange	Corporate Controller (Principal accounting officer)	August 31, 2018
Debbie A. Lange

/s/ Michael Doar	Director	August 31, 2018
Michael Doar

/s/ Janet P. Giesselman	Director	August 31, 2018
Janet P. Giesselman

/s/ David W. Johnson	Director	August 31, 2018
David W. Johnson

/s/ David B. Rayburn	Director	August 31, 2018
David B. Rayburn

/s/ Harold M. Stratton II	Director	August 31,2018
Harold M. Stratton II

/s/ David R. Zimmer	Director
David R. Zimmer		August 31, 2018